Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Albireo Pharma, Inc. (f/k/a Biodel Inc.)

Boston, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-144407, 333-168903 and 333-180409) of Albireo Pharma, Inc. (formerly Biodel Inc.) of our report dated December 22, 2016, relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K.

/s/ BDO USA, LLP

BDO USA, LLP

New York, New York

December 22, 2016